FIRST INTERNATIONAL BANCORP., INC.

                            PURCHASE AGREEMENT



     AGREEMENT made and entered into this 1st day of November, 1999, by and between Rhoda L. Chase, of West Hartford, Connecticut ("Seller"), and

Kenneth N. Musen, Trustee of The Arnold L. Chase Family Spray Trust

("Purchaser") and not individually or in any other capacity.



                            W I T N E S S E T H



     WHEREAS, the Seller is the owner of 514,098 shares of First

International Bancorp., Inc. stock bearing certificate numbers as listed on the attached Schedule I (the "Stock"); and



     WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, all of the Seller's right, title and interest in and to the

Stock;



     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties agree as follows:



     1.   SALE.  The Seller hereby sells to the Purchaser, and the

Purchaser hereby purchases from the Seller, all of the Seller's right,

title and interest in and to the Stock.



     2.   PURCHASE PRICE; METHOD OF PAYMENT.  The total consideration to be paid by the Purchaser to the Seller for the Stock is Four Million Two

Hundred Seventy-Two Thousand One Hundred Fifty-Four Dollars ($4,272,154),

payable at Closing (as defined in Section 7, below). Payment shall be made by the Purchaser at Closing by execution and delivery of a secured term promissory note in favor of the Seller for the entire consideration, which such note shall be substantially in the form attached hereto as Exhibit A

(the "Note").



     3.   TRANSFER OF STOCK AND TENDER OF CONSIDERATION.  At Closing, the

Seller shall execute and deliver a stock power for the Stock.  The

Purchaser shall simultaneously tender the consideration to the Seller.



     4.   SECURITY.  At Closing, the Purchaser shall deliver to the Seller a Pledge Agreement, which agreement shall pledge the Stock owned by

Purchaser as security for Purchaser's obligations for payment of the purchase price hereunder and all amounts due under the Note and substantially in the form attached hereto as Exhibit B.



     5.   REPRESENTATIONS AND WARRANTIES OF SELLER.  The Seller represents and warrants to the Purchaser that the Seller is the owner, free and clear of any and all liens and encumbrances of any kind or nature of the Stock subject to the sale contemplated herein.  The Seller is not a party to any other commitment or agreement of any nature by which any individual or entity now holds, or may hereafter hold, any right in or to the Stock, or by which any restriction is placed on the ability of the Seller to transfer the Stock.



     6.   REPRESENTATION AND WARRANTY OF THE PURCHASER.  The Purchaser

represents and warrants to the Seller that it is purchasing the Stock for investment purposes only and not with any intent of resale.



     7.   CLOSING. Closing of all matters in this Agreement shall occur on

November 1, 1999, at such place and time as may be mutually agreed to by the parties hereto.



     8.   GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.



     9.   COUNTERPARTS. This Agreement may be executed in two or more counterparts and/or by facsimile signatures, each of which shall be deemed an original document, and together which shall be deemed one and the same instrument.



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first written above.



                              SELLER:


                              /s/ RHODA L. CHASE
                              RHODA L. CHASE


                              PURCHASER:

                              THE ARNOLD L. CHASE FAMILY SPRAY TRUST

                              By:/s/ KENNETH N. MUSEN
                              KENNETH N. MUSEN, Trustee and not
                              individually or in any other capacity

                                SCHEDULE I

                      Share Certificates Transferred



1.   514,098 shares held in Paine Weber Account No. HA 07030

                                STOCK POWER



     FOR VALUE RECEIVED I, Rhoda Chase, hereby sell, assign and transfer unto Kenneth N. Musen, as Trustee of The Arnold L. Chase Family Spray

Trust, Five Hundred Fourteen Thousand Ninety-Eight (514,098) shares of the common capital stock of First International Bancorp., Inc. standing in my name on the books of said Corporation represented by Certificate(s) No(s).

______ herewith and held in Paine Weber Account No. HA07030, and do hereby irrevocably constitute and appoint __________________________ as my attorney-in-fact to transfer the said stock on the books of said

Corporation with full power of substitution in the premises.



Dated_________



                              /s/ RHODA CHASE
                              RHODA CHASE